As filed with the Securities and Exchange Commission on July 10, 2000.
                                       Registration No. 333-_________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933

                FECHTOR, DETWILER, MITCHELL & CO.
     (Exact name of registrant as specified in its charter)

                            Delaware
 (State or other jurisdiction of incorporation or organization)

                           95-2627415
              (I.R.S. Employer Identification No.)

                 225 Franklin Street, 20th Floor
                   Boston, Massachusetts 02110
            (Address of Principal Executive Offices)

  Fechtor, Detwiler & Co., Inc. 1999 Special Stock Option Plan
                    (Full title of the plan)
                        James K. Mitchell
                Fechtor, Detwiler, Mitchell & Co.
                 225 Franklin Street, 20th Floor
                   Boston, Massachusetts 02110
                         (617) 747-0100
   (Name, address and telephone number, including area code, of agent for service)

                            copy to:

                      David R. Snyder, Esq.
                  Pillsbury Madison & Sutro LLP
                  101 West Broadway, Suite 1800
                   San Diego, California 92101
                         (619) 234-5000

                 CALCULATION OF REGISTRATION FEE

 Title of           Amount    ProposedMaximum   Proposed          Amount of
Securities To       To Be      Offering Price Maximum Aggregate  Registration
Be Registered     Registered   per Share(1)   Offering Price(1)      Fee

Common Stock    600,000 shares   $0.953          $0.953           $150.96
$0.01 Par Value

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq SmallCap Market on July 07, 2000.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1:   Plan Information*

Item 2:   Registrant Information and Employee Plan Annual
          Information*

     *    Information required by Part I to be contained in the
          Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:   Incorporation of Documents by Reference

     The following documents, which have been filed by the Registrant with the Securities and Exchange Commission (the
"SEC"), are incorporated by reference herein:

          (a)  Registrant's Annual Report on Form 10-K (File No.
               0-12926) for the year ended December 31, 1999; and

          (b) Registrant's Quarterly Report on Form 10-Q (File No. 0-12926) for the quarter ended March 31, 2000.

     Until such time that a post-effective amendment to this Registration Statement has been filed which indicates that all securities issued hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4:   Description of Securities

          Not applicable.

Item 5:   Interests of Named Experts and Counsel

          Not applicable.

Item 6:   Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

     As permitted by Delaware General Corporation Law, the Registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined.

     As permitted by the Delaware General Corporation Law, the bylaws of the Registrant provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law.

     The Registrant has also entered into agreements with certain of its directors and executive officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or executive officers to the fullest extent not prohibited by law.

     The Registrant has purchased directors and officers liability insurance.

Item 7:   Exemption from Registration Claimed

          Not applicable.

Item 8:   Exhibits

          See Exhibit Index.

Item 9:   Undertakings

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)  To include any prospectus required by section
								                   10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                          arising after the effective date of the registration statements (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration

                         Statement or any material change to such information in the registration statement; and

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized in the City of Boston, Commonwealth of Massachusetts on July 10, 2000.

                              Fechtor, Detwiler, Mitchell & Co.

                              By:   /s/ James K. Mitchell
                              	 ------------------------------------
                                James K. Mitchell
                                Chairman and Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Mitchell and Stephen Frank and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-facts and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                  Title                               Date
/s/ James Mitchell    Chairman, and Chief Executive Officer      July 10, 2000
------------------    (Principal Executive  Officer)
James Mitchell




/s/ Stephen Martino   Chief Financial Officer                    July 10, 2000
-------------------   (Principal Financial and Accounting
Stephen Martino        Officer)


/s/ Edward Baran      Director                                   July 10, 2000
-------------------
Edward Baran

/s/ Barton Beek       Director                                   July 10, 2000
-------------------
Barton Beek

/s/ Andrew Detwiler   President and Director                     July 10, 2000
-------------------
Andrew Detwiler

/s/Robert Detwiler    Director                                   July 10, 2000
-------------------
Robert Detwiler

/s/ Edward Hughes     Director                                   July 10, 2000
-------------------
Edward Hughes

/s/ Frank Jenkins     Director                                   July 10, 2000
-------------------
Frank Jenkins

/s/ Robert Sharp      Director                                   July 10, 2000
-------------------
Robert Sharp

                                   EXHIBIT INDEX



Exhibit Number           Description

5.1                      Opinion of Pillsbury, Madison & Sutro LLP.

10.1                     1999 Special Stock Option Plan
                         (incorporated by reference to the
                         Registrant's Annual Report on Form 10-K
                         for the year ended December 31, 1999).

23.1                     Consent of Deloitte & Touche LLP,
                         Independent Auditors.

23.2                     Consent of Pillsbury, Madison & Sutro
                         LLP (included in Exhibit 5.1)

                                                      EXHIBIT 5.1

                          July 3, 2000


Fechtor, Detwiler, Mitchell & Co.
225 Franklin Street, 20th Floor
Boston, Massachusetts 02110

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by Fechtor, Detwiler, Mitchell & Co., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 600,000 shares of the Company's Common Stock which may be issuable pursuant to the 1999 Special Stock Option Plan (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the
Registration Statement.

                            Very truly yours,
                            /s/Pillsbury, Madison & Sutro, LLP
                            San Diego, California

                          EXHIBIT 23.1

1999 Special Stock Option Plan

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Fechtor, Detwiler, Mitchell & Co. on Form S-8 of our report dated March 9, 2000 appearing in the Annual Report on Form 10-K of Fechtor, Detwiler, Mitchell & Co. for the year ended December 31, 1999.


/s/Deloitte & Touche LLP
Boston, Massachusetts
July 10, 2000

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